Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in this Registration Statement of U-Store-It Trust on Form S-8 of our report dated September 2, 2004, relating to the statement of revenues and certain expenses of certain properties owned by Devon Real Estate Conversion Fund, LP for the year ended December 31, 2003, which appears in the Prospectus, which is part of the Registration Statement on Form S-11 (File No. 333-117848).

/s/ Timpson Garcia, LLP

Oakland, California
October 26, 2004